February 15, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  T. Rowe Price International Funds, Inc. (the "Registrant")
       T. Rowe Price Emerging Markets Stock Fund
       T. Rowe Price European Stock Fund
       T. Rowe Price Global Stock Fund
       T. Rowe Price International Stock Fund
       T. Rowe Price International Discovery Fund
       T. Rowe Price Growth & Income Fund
       T. Rowe Price Japan Fund
       T. Rowe Price Latin America Fund
       T. Rowe Price New Asia Fund
     File Nos.: 002-65539/811-2958

Commissioners:

     We are counsel to the above-referenced registrant which proposes to file, pursuant to paragraph (b) of Rule 485 (the "Rule"), Post-Effective Amendment No. 76 (the "Amendment") to its registration statement under the Securities Act of 1933, as amended.

     Pursuant to paragraph (b)(4) of the Rule, we represent that the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of the Rule.

                     Very truly yours,

                     /s/Swidler Berlin Shereff Friedman, LLP
                     Swidler Berlin Shereff Friedman, LLP